UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

Bill.com Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39149	83-2661725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Embarcadero Road

Palo Alto, California 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 621-7700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On September 28, 2020, the Board of Directors (the “Board”) of Bill.com Holdings, Inc. (the “Company”) appointed Colleen Taylor to serve as a director of the Company and as a member of the Audit Committee of the Board, in each case, effective September 28, 2020. Ms. Taylor will serve as a Class I director whose term will expire at the Company’s 2020 annual meeting of stockholders and until Ms. Taylor’s successor shall have been duly elected and qualified, or until Ms. Taylor’s earlier death, resignation, disqualification or removal. In addition, effective upon the expiration of his term at the 2020 annual meeting of stockholders, Thomas Mawhinney, a current Class I director, will no longer serve on the Board.

There is no arrangement or understanding between Ms. Taylor and any other persons pursuant to which Ms. Taylor was selected as a director. Ms. Taylor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Taylor’s compensation will be pursuant to the Company’s director compensation program, as described in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2020 (File No. 333-239015).

Ms. Taylor has also entered into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on November 15, 2019 (File No. 333-234730).

On September 28, 2020, the Board also appointed Allie Kline to serve as a director of the Company, effective September 28, 2020. Ms. Kline will serve as a Class III director whose term will expire at the Company’s 2022 annual meeting of stockholders and until Ms. Kline’s successor shall have been duly elected and qualified, or until Ms. Kline’s earlier death, resignation, disqualification or removal.

There is no arrangement or understanding between Ms. Kline and any other persons pursuant to which Ms. Kline was selected as a director. Ms. Kline has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Kline’s compensation will be pursuant to the Company’s director compensation program, as described in the Company’s Registration Statement on Form S-1 filed with the Commission on June 8, 2020 (File No. 333-239015).

Ms. Kline has also entered into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on November 15, 2019 (File No. 333-234730).

In addition to their Board service, each of Ms. Taylor and Ms. Kline were appointed by the Board to serve on the Audit Committee of the Board, effective September 28, 2020.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2020, the Board amended and restated the Company’s restated bylaws (the “Amended and Restated Bylaws”) to adopt a new Article XI, Exclusive Forum, a provision designating the federal district courts of the United States as the exclusive jurisdiction for any litigation arising under the Securities Act of 1933, as amended.

The foregoing summary and description of the provision of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date: September 30, 2020	By:	/s/ John Rettig
John Rettig
Chief Financial Officer and Executive Vice President, Finance and Operations